UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 6, 2013

JF China Region Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland	811-06686; 005-49095	22-3178023
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Beacon Street, 18th Fl., Boston, MA	02108
(Address of Principal Executive Offices)	(Zip Code)

(800) 441-9800

Registrant’s Telephone Number, Including Area Code

301 Bellevue Parkway, Wilmington, DE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item to be Included in this Report

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 6, 2013, the board of the directors of JF China Region Fund, Inc. (the “Registrant”) approved an amendment to the Registrant’s articles of incorporation (the “Articles”) to change the Registrant’s name from “JF China Region Fund, Inc.” to “JPMorgan China Region Fund, Inc.” (the “Name Change”). On November 26, 2013, the Registrant filed with the State Department of Assessments and Taxation of the State of Maryland Articles of Amendment to its Articles (the “amendment”) to affect the Name Change with an effective date of December 6, 2013. The Registrant will begin trading under its new name on December 13, 2013.

A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 8.01. Other Events.

On December 6, 2013 in connection with the Name Change, the Registrant issued the press release attached hereto as Exhibit 99.1 announcing the Name Change. In addition, as a result of the Name Change and with effect on December 13, 2013, the Registrant’s new CUSIP number is “48126T 104“.

Item 9.01 Exhibits.

3.1 Articles of Amendment filed with the State Department of Assessments and Taxation of the State of Maryland on November 26, 2013.

99.1 Press Release, dated December 6, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JF China Region Fund, Inc.

	By:	/s/ Lucy Dina
Date: December 6, 2013	Name:	Lucy Dina
	Title:	Secretary